Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Member of	Tel: (973) 882-8810 Fax: (973) 882-0788 www.pzcpa.com

Alliance of worldwide accounting firms

October 15, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K dated October 10, 2013 filed by General Agriculture Corporation (the “Company”), and are in agreement with the statements made by the Company with respect to us contained therein.

Patrizio and Zhao LLC